Exhibit 10.16
TRANSITION, SEPARATION AND RELEASE AGREEMENT

This Confidential Transition, Separation and Release Agreement (“Agreement”) is between Kelly Williams (“Executive”) and WillScot Mobile Mini Holdings Corp. (formerly known as WillScot Corporation) (the “Company”) (hereinafter the “parties”), and is entered into as of February 25, 2021. This Agreement will not become effective until the expiration of seven (7) days from Executive’s execution of this Agreement (the “Effective Date”).

WHEREAS, Executive has been employed by Company and is a party to that certain Employment Agreement dated March 1, 2020 (the “Employment Agreement”);

WHEREAS, the Executive’s employment with Company will terminate effective as of July 31, 2021 (the “Termination Date”);

WHEREAS, Company and Executive desire to avoid disputes and/or litigation regarding Executive’s termination from employment or any events or circumstances preceding or coincident with the termination from employment;

WHEREAS, Company and Executive have agreed upon the terms on which Executive is willing, for sufficient and lawful consideration, to compromise any claims known and unknown which Executive may have against Company; and

WHEREAS, the parties desire to settle fully and finally, in the manner set forth herein, all differences between them which have arisen, or which may arise, prior to, or at the time of, the execution of this Agreement, including, but in no way limited to, any and all claims and controversies arising out of the employment relationship between Executive and Company, and the termination thereof.

NOW, THEREFORE, in consideration of these recitals and the promises and agreements set forth in this Agreement, Executive’s employment with Company will terminate upon the following terms (any capitalized terms used but not defined herein shall have the meanings ascribed to them in the Employment Agreement):

1.Termination Date and Transition Period; Consulting:
(a) Executive’s last day of employment with the Company will be the Termination Date and, for the sake of clarity, such date shall be a “separation from service” for purposes of Section 409A of the Code. After the Termination Date, Executive will not represent himself as being an employee, officer, attorney, agent, or representative of the Company for any purpose but may disclose that he remains an advisor to the Company in accordance with Section 1(b) below. Except as otherwise set forth in this Agreement, the Termination Date is the employment separation date for Executive for all purposes, meaning Executive is not entitled to any further compensation, monies, or other benefits from the Company, including coverage under any benefit plans or programs sponsored by the Company, as of the Termination Date. By the Termination Date, Executive must return all Company property, including identification cards or badges, access codes or devices, keys, laptops, computers, telephones, mobile phones, hand-held electronic devices, credit cards, electronically stored documents or files, physical files, and any other Company property in Executive’s possession other than the Executive’s cell phone and laptop. Executive shall remain employed by the Company as of the date hereof until the Termination Date (the “Transition Period”), subject to the terms and conditions of this Agreement and the Employment Agreement. During the Transition Period, Executive will remain an active employee of the Company and will continue receiving all payments, benefits and equity grants he is currently receiving or entitled to receive as an active employee for the performance of his services, including, but not limited to, those under the Employment Agreement.

(b) Executive will support the Company in all matters relating to the orderly transition of his duties and responsibilities. On and after the Termination Date, given the importance of Executive’s knowledge and experience, to the extent requested by the Company, he hereby agrees to be reasonably available to assist and consult with the Company upon mutually agreeable times and places on matters related to the Company, provided that the Company will make reasonable efforts to minimize any interruption to his personal and any other professional commitments and fiduciary duties to a subsequent employer. The Company shall reimburse Executive for reasonable expenses incurred in connection with the provision of such consultation.

2.Executive Representations: Executive specifically represents, warrants, and confirms that Executive (i) has not filed any claims, complaints, or actions of any kind against the Company with any court of law, or local, state, or federal government or agency; (ii) has been properly paid for all hours worked for the Company; (iii) has received all salary, wages, commissions, bonuses, and other compensation due to Executive (aside from amounts due in connection with the Employment Agreement or this Agreement, including Executive’s final payroll check for

Exhibit 10.16
salary through and including the Termination Date, which will be paid on the next regularly scheduled payroll date for the pay period including the Termination Date); and (iv) has as not engaged in and is not aware of any unlawful conduct relating to the business of the Company. If any of these statements is not true, Executive cannot sign this Agreement and must notify the Company immediately in writing of the statements that are not true. This notice will not automatically disqualify Executive from receiving the benefits described herein, but will require the Company’s further review and consideration.

3.General Release: Executive for himself and on behalf of Executive’s attorneys, heirs, assigns, successors, executors, and administrators IRREVOCABLY AND UNCONDITIONALLY RELEASES, ACQUITS AND FOREVER DISCHARGES Company and any current or former stockholders, directors, parent, subsidiary, affiliated, and related corporations, firms, associations, partnerships, and entities, and their successors and assigns, from any and all claims and causes of action whatsoever, whether known or unknown or whether connected with Executive’s employment by Company or not, which may have arisen, or which may arise, prior to, or at the time of, the execution of this Agreement, including, but not limited to, any claim or cause of action arising out of any contract, express or implied, any covenant of good faith and fair dealing, express or implied, any tort (whether intentional or released in this agreement), or under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Worker Adjustment and Retraining Notification (WARN) Act, the Older Workers Benefit Protection Act, the Discrimination in Employment Act, the Persons With Disabilities Employment Protection Act, the Delaware Whistleblowers' Protection Act, the Wage Payment and Collection Act, the Delaware Fair Employment Practices Act, Delaware's social media law, (all as amended) or any other municipal, local, state, or federal law, common or statutory, but excluding any claims with respect to the Company’s obligations under this Agreement, the Employment Agreement, any claims relating to vested benefits under any Company employee benefit plan (including without limitation any such plan subject to the Executive Retirement Income Security Act of 1974, as amended) and any claims which Executive cannot release as a matter of applicable law. Furthermore, neither this Agreement nor the Employment Agreement shall apply to, modify or in any way supersede obligations arising from any of (i) the terms of directors and officers insurance or (ii) any indemnification agreement for the benefit of the Executive as a result of the Executive’s position as a director or officer of the Company or one of its affiliates.

4.Covenant Not to Sue: Executive also COVENANTS NOT TO SUE, OR OTHERWISE PARTICIPATE IN ANY ACTION OR CLASS ACTION against Company or any of the released parties based upon any of the claims released in this Agreement.

5.Severance Terms: In consideration for Executive’s execution of this Agreement, and provided that this Agreement has become effective in accordance with its terms, and compliance with the promises, covenants, agreements, and releases set forth herein and in the Employment Agreement, Executive shall be entitled to receive the following payments and benefits to which he would not otherwise be entitled (the “Severance Benefits”):

The severance benefits as defined in and pursuant to Section 6(b) the Employment Agreement, including the treatment provided for therein of any unvested equity awards granted to Executive, including without limitation, the unvested portion of the grants to be made in March 2021 in consideration of the Executive’s performance of his duties to the Company; provided that the total amount of cash severance Executive is entitled to receive, under Section 6(b)(ii) of the Employment Agreement, shall be reduced by $233,333; provided further that the benefits Executive is entitled to receive, under Section 6(b)(iv) of the Employment Agreement, shall be for a period of twenty (20) months following the Termination Date. The Severance Benefits will be payable in accordance with Section 6(b) of the Employment Agreement, except as otherwise may be required under Section 24(b) of the Employment Agreement if the Executive is a “specified employee” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended

Executive understands, acknowledges, and agrees that these benefits exceed what Executive is otherwise entitled to receive on separation from employment, and that these benefits are being given as consideration in exchange for executing this Agreement and the general release contained herein.

6.Right to Revoke: Executive may revoke this Agreement by delivering notice to Chris Miner, Chief Legal Officer, in writing, received within seven (7) days of the date of its execution by Executive (the “Revocation Period”). Executive agrees that Executive will not receive the benefits provided by this Agreement if Executive revokes this Agreement. Executive also acknowledges and agrees that if Company has not received from Executive notice of Executive’s revocation of this Agreement prior to the expiration of the Revocation Period, Executive will have forever waived Executive’s right to revoke this Agreement, and this Agreement shall thereafter be enforceable and have full force and effect. This Agreement shall not become effective until the eighth (8th) day after Executive signs, without revoking, this Agreement. No payments due to Executive under this Agreement shall be made or begin before the Effective Date.

Exhibit 10.16

7.Acknowledgement: Executive acknowledges and agrees that: (A) except as to any Severance Benefits which remain unpaid as of the date of this Agreement, no additional consideration, including salary, wages, bonuses or Equity Awards as described in the Employment Agreement, is to be paid to him by Company in connection with this Agreement; (B) except as provided by this Agreement, Executive has no contractual right or claim to the Severance Benefits; and, (C) payments pursuant to this Agreement shall terminate immediately if Executive breaches any of the provisions of this Agreement.

8.Non-Admissions: Executive acknowledges that by entering into this Agreement, Company does not admit, and does specifically deny, any violation of any local, state, or federal law.

9.Confidentiality: Executive agrees that Executive shall not directly or indirectly disclose the terms, amount or fact of this Agreement to anyone other than Executive’s immediate family or counsel, bankers or financial advisors, except as such disclosure may be required for accounting or tax reporting purposes or as otherwise may be required by law.

10.Nondisparagement: Each party agrees that it will not make any statements, written or verbal, or cause or encourage others to make any statements, written or verbal, that defame, disparage or in any way criticize the personal or business reputation, practices or conduct of the other including, in the case of Company, its employees, directors and stockholders.

11.Acknowledgement of Restrictions; Confidential Information: Executive acknowledges and agrees that Executive has continuing non-competition, non-solicitation and non-disclosure obligations under the Employment Agreement, and Executive acknowledges and reaffirms his obligation to continue abide fully and completely with all post-employment provisions of the Employment Agreement and agrees that nothing in this Agreement shall operate to excuse or otherwise relieve Executive of such obligations; provided however that Executive’s non-competition and non-solicitation obligations shall be as set forth in Section 12 of this Agreement.

12.Covenant Not to Compete:

(i) Executive agrees that during the term of this Agreement and for a period of three (3) years following the Termination Date, Executive shall not either directly or indirectly, for himself or on behalf of or in conjunction with any other person, persons, company, firm, partnership, corporation, business, group or other entity (each, a “Person”), engage in any business or activity, whether as an employee, consultant, partner, principal, agent, representative, stockholder or other individual, corporate, or representative capacity, or render any services or provide any advice or substantial assistance to any business, person or entity engaged in the portable storage, modular office, tank and pump or similar business or directly or indirectly will in any way compete with the Company (a “Competing Business”). Without limiting the generality of the foregoing, for purposes of this Section 12, it is understood that Competing Businesses shall include any business that is in direct competition with the Company, including General Finance Corporation, McGrath RentCorp, and United Rentals; provided, however, that notwithstanding the foregoing, Executive may make passive investments in up to four percent (4%) of the outstanding publicly traded common stock of an entity which operates a Competing Business.

(ii) Executive agrees that during the term of this Agreement and for a period of five (5) years following the Termination Date, Executive shall not either directly or indirectly, for himself or on behalf of or in conjunction with any other Person (a) solicit any Person who is, or who is, at the time of termination of Executive’s employment, or has been within six (6) months prior to the time of termination of Executive’s employment, an employee of the Company for the purpose or with the intent of enticing such employee away from the employ of the Company; or (b) solicit any Person who is, or who is, at the time of termination of Executive’s employment, or has been within six (6) months prior to the time of termination of Executive’s employment, a customer or supplier of the Company for the purpose or with the intent of (A) inducing or attempting to induce such Person to cease doing business with the Company or (B) in any way interfering with the relationship between such Person and the Company.

For the avoidance of any doubt, references to the Company in this Section 12 shall refer equally to any direct or indirect subsidiary of the Company.

13.Severability: If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable and/or construed in remaining part to the full extent allowed by law, with the remaining provisions of this Agreement continuing in full force and effect.

14.Entire Agreement: This Agreement, along with the Employment Agreement (including any exhibits thereto), constitute the entire agreement between the Executive and Company, and supersede all prior and

Exhibit 10.16
contemporaneous negotiations and agreements, oral or written. This Agreement cannot be changed or terminated except pursuant to a written agreement executed by the parties.

15.Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, except where preempted by federal law.

16.Statement of Understanding: By executing this Agreement, Executive acknowledges that (a) Executive has had at least twenty-one (21) days, as applicable in accordance with the Age Discrimination in Employment Act, as amended, (the “ADEA”) to consider the terms of this Agreement (and any attachment necessary or desirable in accordance with the ADEA) and has considered its terms for such a period of time or has knowingly and voluntarily waived Executive’s right to do so by executing this Agreement and returning it to Company; (b) Executive has been advised by Company to consult with an attorney regarding the terms of this Agreement; (c) Executive has consulted with, or has had sufficient opportunity to consult with, an attorney of Executive’s own choosing regarding the terms of this Agreement; (d) any and all questions regarding the terms of this Agreement have been asked and answered to Executive’s complete satisfaction; (e) Executive has read this Agreement and fully understands its terms and their import; (f) except as provided by this Agreement, Executive has no contractual right or claim to the benefits and payments described herein; (g) the consideration provided for herein is good and valuable; and (h) Executive is entering into this Agreement voluntarily, of Executive’s own free will, and without any coercion, undue influence, threat, or intimidation of any kind or type whatsoever.

HAVING READ AND UNDERSTOOD THIS AGREEMENT, CONSULTED COUNSEL OR VOLUNTARILY ELECTED NOT TO CONSULT COUNSEL, AND HAVING HAD SUFFICIENT TIME TO CONSIDER WHETHER TO ENTER INTO THIS AGREEMENT, THE UNDERSIGNED HEREBY EXECUTE THIS AGREEMENT ON THE DATES SET FORTH BELOW.

EXECUTIVE	WILLSCOT MOBILE MINI HOLDINGS CORP.

/s/ Kelly Williams	By: /s/ Bradley L. Soultz
Kelly Williams	Name: Bradley L. Soultz
Date: 2/25/2021	Title: Chief Executive Officer
Date: 2/25/2021